Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on May 11, 2021, by and between Soaring Eagle Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the undersigned subscriber (“Subscriber”).

RECITALS

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into an Agreement and Plan of Merger with Ginkgo Bioworks, Inc., a Delaware corporation (the “Target”) and SEAC Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which (and subject to the terms and conditions set forth therein) the Company will be domesticated as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and Part XII of the Cayman Islands Companies Law (2020 Revision) (the “Domestication”), and, promptly thereafter, Merger Sub will merge with and into the Target, with the Target surviving the merger as a wholly owned subsidiary of the Company (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, following the Domestication and prior to the consummation of the Transaction, that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment, by or on behalf of Subscriber to the Company, of the aggregate Per Share Price for all Subscribed Shares (the “Purchase Price”);

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into subscription agreements (the “Other Subscription Agreements”) with certain other investors (the “Other Subscribers”) acquiring Class A Common Shares at the same Per Share Price; and

WHEREAS, pursuant to this Subscription Agreement and the Other Subscription Agreements, Subscriber and the Other Subscribers collectively have agreed to purchase on the closing date of the Transaction (the “Closing Date”) an aggregate of up to 77,500,000 Class A Common Shares, each at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1. Subscription. On the terms and subject to the conditions hereof, at the Closing (as defined below), Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by or on behalf of Subscriber to the Company, the Subscribed Shares (such subscription and issuance, the “Subscription”). Subscriber and the Company acknowledge that, as a result of the Domestication, the Subscribed Shares will be shares of common stock in a Delaware corporation and will not be ordinary shares of a Cayman Islands exempted company.

2. Closing.

(a) The consummation of the Subscription (the “Closing”) shall occur on the Closing Date, following the Domestication and prior to or substantially concurrent with (and subject to) the consummation of the Transaction.

(b) At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver or cause to be delivered written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the anticipated Closing Date as set forth in the Closing Notice, Subscriber shall deliver to the Company (A) the Purchase Price in cash via wire transfer to the account of the Company specified in the Closing Notice and (B) such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber at the Closing. The Company shall deliver to Subscriber (1) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (2) promptly after the Closing, written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within one (1) Business Day after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer of United States dollars in immediately available funds to the account specified by Subscriber, and, to the extent that any Subscribed Shares have been delivered to Subscriber, such Subscribed Shares shall be deemed repurchased and any related book entries shall be cancelled. For the avoidance of doubt, unless this Subscription Agreement has been validly terminated pursuant to Section 7, the return of any funds delivered by Subscriber to the Company shall not terminate this Subscription Agreement or relieve Subscriber of any of its obligations hereunder (including its obligation to purchase the Subscribed Shares at the Closing following the Company’s delivery to Subscriber of a new Closing Notice). For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

(c) The Closing shall be subject to the satisfaction or written waiver by each of the Company and Subscriber of the conditions that, on the Closing Date:

(i)

no suspension of the qualification of the Class A Common Shares for offering or sale or trading by the applicable stock exchange on which the Class A Common Shares are to be listed (the “Exchange”) or the United States Securities and Exchange Commission (the “Commission”) shall be in effect;

(ii)

all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval by the Company’s shareholders, shall have been satisfied (as determined by the parties to the Merger Agreement) (other than those of such conditions precedent that, by their nature, are to be satisfied at the closing of the Transaction, including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby) or waived, and the closing of the Transaction shall be scheduled to occur substantially concurrently with the Closing; and

(iii)

no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and, to the knowledge of the Company, no such governmental authority shall have instituted a proceeding seeking to impose any such restraint or prohibition which remains pending.

(d) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or written waiver by the Company of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing; and

(ii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or written waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” (as defined below) or any similar limitation contained herein) at and as of the Closing (except to the extent that any such representation or warranty expressly speaks as of an earlier time, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct has not had and would not reasonably be expected to have a Company Material Adverse Effect;

(ii)

the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)

except to the extent consented to in writing by Subscriber, the Merger Agreement shall not have been amended in writing by the Company in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement; and

(iv)	the Subscribed Shares shall be approved for listing on the Exchange.

(f) Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power (corporate or otherwise) and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis).

(b) The Subscribed Shares will have been duly authorized prior to the Closing and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s organizational documents or the laws of its jurisdiction of incorporation.

(c) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies.

(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(e) Assuming the accuracy of the representations and warranties of Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Exchange) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including the issuance of the Subscribed Shares), other than (i) those required by applicable securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 5, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by the Exchange, including with respect to obtaining shareholder approval, (v) those required to consummate the Transaction as provided under the Merger Agreement, including those required in connection with the Domestication, (vi) those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) those the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(f) As of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports filed by the Company with the Commission. Notwithstanding anything in this Subscription Agreement to the contrary, no representation or warranty is made as to the accounting treatment of the Company’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities in the Company’s currently issued financial statements. Furthermore, Subscriber acknowledges and agrees that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), (ii) the Company continues to review the Statement and its implications, including on the financial statements and other information included in its SEC Reports and (iii) any restatement, revision or other modification of the SEC Reports or any statements or information included therein in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC related thereto shall be deemed not to be material for purposes of this Subscription Agreement.

(g) As of the date hereof, the authorized share capital of the Company consists of (i) 1,000,000 preference shares, with a par value of $0.0001 per share (“Preference Shares”), and (ii) 480,000,000 ordinary shares, with a par value of $0.0001 per share, consisting of 400,000,000 Class A ordinary shares (“Class A Ordinary Shares”) and 80,000,000 Class B ordinary shares (“Class B Ordinary Shares” and, together with the Class A Ordinary Shares, the “Ordinary Shares”). As of the date hereof: (A) 172,500,000 Class A Ordinary Shares, 43,125,000 Class B Ordinary Shares and no Preference Shares are issued and outstanding; (B) 53,750,000 warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share (“Ordinary Warrants”), are issued and outstanding, including 19,250,000 private placement warrants; and (C) no Class A Ordinary Shares are subject to issuance upon exercise of outstanding options.

Following the Domestication, and immediately prior to the Closing (assuming that no elections to redeem any Class A Ordinary Shares in connection with the consummation of the Transaction have been validly made), the authorized share capital of the Company will consist of (i) 200,000,000 shares of preferred stock, with a par value of $0.0001 per share (“Preferred Shares”), and (ii) 15,800,000,000 shares of common stock, with a par value of $0.0001 per share, consisting of 10,500,000,000 Class A Common Shares, 4,500,000,000 shares of Class B common stock (“Class B Common Shares”), 800,000,000 shares of Class C common stock (“Class C Common Shares” and, together with the Class A Common Shares and Class B Common Shares, the “Common Shares”). Following the Domestication, and immediately prior to the Closing (assuming that no elections to redeem any Class A Ordinary Shares in connection with the consummation of the Transaction have been validly made): (A) 215,625,000 Class A Common Shares, no Class B Common Shares, no Class C Common Shares and no Preferred Shares will be issued and outstanding; (B) 53,750,000 warrants, each exercisable to purchase one Class A Common Share at $11.50 per share (“Common Warrants”), will be issued and outstanding, including 19,250,000 private placement warrants; and (C) no Class A Common Shares will be subject to issuance upon exercise of outstanding options.

No Ordinary Warrants or Common Warrants are or will be exercisable at or prior to the Closing. All issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights, and, following the Domestication, all issued and outstanding Common Shares will have been duly authorized and validly issued, will be fully paid and non-assessable and will not be subject to preemptive rights. All outstanding Ordinary Warrants have been duly authorized and validly issued, and, following the Domestication, all outstanding Common Warrants will have been duly authorized and validly issued. As of the date hereof, except as set forth above in this Section 3(g) and pursuant to (i) this Subscription Agreement and the Other Subscription Agreements, (ii) the forward purchase agreements entered into on February 23, 2021 by the Company and funds managed by Franklin Advisors, Inc. and by the Company and accounts managed by Wellington Management Company LLP, respectively, (collectively, the “Forward Purchase Agreements”) or (iii) the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares, Common Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries other than Merger Sub and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person (other than Merger Sub), whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on February 23, 2021 pursuant to which Eagle Equity Partners III, LLC and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement. Other than Class B Ordinary Shares, which have the anti-

dilution rights described in the Company’s amended and restated memorandum and articles of association that will be waived in connection with the Transaction, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement or (iii) any other share capital of the Company to be issued pursuant to the Transaction.

(h) Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(i) The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Exchange under the symbol “SRNG.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Exchange or the Commission seeking to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares or, when registered and issued in connection with the Domestication, the Class A Common Shares on the Exchange. The Company has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Class A Common Shares.

(j) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(k) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

(l) The Company is not, and immediately after receipt of payment for the Subscribed Shares will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication from a governmental authority that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such noncompliance, default or violation would not reasonably be expected to have a Company Material Adverse Effect.

(n) The Company is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Shares other than to the Placement Agents (as defined herein).

(o) Other than the Other Subscription Agreements, the Forward Purchase Agreements, the Merger Agreement and any other agreement expressly contemplated by the Merger Agreement, the Company has not entered into any side letter or similar agreement with any Other Subscriber in connection with such Other Subscriber’s contemplated investment in the Company; provided that one or more Other Subscription Agreements may include (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of such Other Subscriber, or (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, its organizational form, or other particular restrictions applicable to such Other Subscriber. Subject to the foregoing proviso, the Other Subscription Agreements (x) as of the date hereof, reflect the same Per Share Price and other material terms with respect to the purchase of Class A Common Shares that are no more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement and (y) shall not be amended after the date hereof to provide for terms with respect to the purchase of the Class A Common Shares that are more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement, unless such amended terms are also offered to the Subscriber.

(p) Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any of their respective directors, officers, agents, employees or controlled affiliates is a (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) any person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions (at the time of this Subscription Agreement, Crimea, Cuba, Iran, North Korea, and Syria) or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Company has not heretofore engaged in any transaction to lend, contribute or otherwise make available its funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Crimea, Cuba, Iran, North Korea, Syria or any other country sanctioned by OFAC or for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and by the availability of equitable remedies.

(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares. Subscriber acknowledges that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(e) Subscriber and its investment adviser, if applicable, understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States.

(f) Subscriber and its investment adviser, if applicable, understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction, any Placement Agent (as defined herein), or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) In making its decision to purchase the Subscribed Shares, Subscriber, and its investment adviser, if applicable, has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction (including the Target and its subsidiaries (collectively, the “Acquired Companies”)). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that none of Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Allen & Company LLC, acting as placement agents to the Company (each, a “Placement Agent” and, collectively, the “Placement Agents”), or any affiliate of any Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Shares and that no such information or advice necessary or desired. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Shares. The Placement Agents and any of their respective affiliates may have acquired non-public information with respect to the Company or the Acquired Companies, which Subscriber agrees need not be provided to it. Subscriber further acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company. In connection with the issuance of the Subscribed Shares to Subscriber, Subscriber acknowledges that none of the Placement Agents or any of their respective affiliates has acted as a financial advisor or fiduciary to Subscriber.

(h) Subscriber, and its investment adviser, if applicable, became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company, or their respective representatives or affiliates, or by means of contact from a Placement Agent, and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, or their respective representatives or affiliates, or by means of contact from a Placement Agent. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) Subscriber, and its investment adviser, if applicable, acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber is an institutional account as defined in FINRA Rule 4512(c). Subscriber understands and acknowledges that the purchase and sale of the Subscribed Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) Subscriber, and its investment adviser, if applicable, has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(k) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(l) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

(m) Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof, Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or end of day short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 4(m) shall not apply to ordinary course, non-speculative hedging transactions.

(n) If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that neither the Company nor any of its affiliates has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and neither the Company nor any of its affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

(o) Subscriber will have sufficient funds to pay the Purchase Price pursuant to and in accordance with Section 2(b).

(p) Subscriber acknowledges that it has not relied upon any statement, representation or warranty made by any person, firm or corporation (including the Company, any of its affiliates or any of its or their respective control persons, officers, directors, employees, agents or representatives, or the Placement Agents), other than the representations and warranties of the Company expressly set forth in this Subscription Agreement, or any Other Subscriber in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of Class A Common Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) or (ii) the Placement Agents or any of their respective affiliates or any of its or their respective affiliates’ control persons, officers, directors or employees shall be liable to any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of Class A Common Shares for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares hereunder.

(q) Subscriber acknowledges that Morgan Stanley & Co. LLC and Allen & Company LLC are each acting as financial advisor to the Target in connection with the Transaction. Subscriber further acknowledges that Goldman Sachs & Co. LLC is acting as financial advisor to the Company in connection with the Transaction.

(r) Subscriber agrees that, notwithstanding anything herein to the contrary, the Placement Agents and the Target may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

5. Registration of Subscribed Shares.

(a) The Company agrees that, on or prior to the Closing Date (the “Filing Deadline”), the Company shall use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective upon the Closing or as soon as practicable thereafter, but in any event no later than the earlier of (1) sixty (60) calendar days following the Filing Deadline (or one hundred and twenty (120) calendar days after the Filing Deadline if the Registration Statement is reviewed by, and comments thereto are provided by, the Commission) and (2) the tenth (10th) Business Day after the date the Company is notified by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company will provide a draft of the Registration Statement to the Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Subscribed Shares by the applicable shareholders or otherwise, the Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted to be registered by the Commission. In such event, the number of Subscribed Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and, during the Effectiveness Period (as defined below), as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Subscribed Shares and cause such amendment or Registration Statement to become effective as promptly as practicable. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company will use commercially reasonable efforts to cause the Registration Statement to remain effective with respect to Subscriber until the earliest of (i) two (2) years from the effective date of the Registration Statement, (ii) the date on which all of the Subscribed Shares shall have been sold and (iii) the first date on which Subscriber can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The period commencing on the date on which the Registration Statement is actually filed and ending on the earliest of the dates referenced in the immediately preceding sentence is referred to herein as the “Effectiveness Period”. During the Effectiveness Period, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell the Subscribed Shares pursuant to the Registration Statement, qualify the Subscribed Shares for listing on the applicable stock exchange on which the Class A Common Shares are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares. The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary for a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restrictions on the ability to transfer the Subscribed Shares. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. If the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of the Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of the Registration Statement, (i) if it determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed, (ii) if the Company’s CEO, CFO or General Counsel believes, upon the advice of legal counsel, that such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company or (iii) at any time that the Company is required to file a post-effective amendment to the Registration Statement and the Commission has not declared such amendment effective (each such circumstance, a “Suspension Event”); provided that (x) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than three (3) times, in each case, during any three hundred sixty (360)-day period and (y) during the Effectiveness Period, the Company shall use commercially reasonable efforts to make the Registration Statement available for the sale by Subscriber of the Subscribed Shares as soon as practicable thereafter.

(b) At its expense, during the Effectiveness Period, the Company shall advise Subscriber within two (2) Business Days: (A) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Company’s receipt of notice of the initiation of any proceedings for such purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Subscription Agreement, of the occurrence of a Suspension Event. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent required to provide notice to Subscriber of the occurrence of such events.

(c) At its expense, during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable, and upon the occurrence of any event contemplated by clause (A) or (B) above (other than a permitted Suspension Event), the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Upon receipt of written notice from the Company of the happening of any Suspension Event during the Effectiveness Period or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, Subscriber agrees that (1) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144 or another exemption from registration) until the Company prepares a supplemental or amended prospectus (which the Company agrees to prepare promptly) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion, destroy all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (x) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) For purposes of this Section 5, “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Subscriber” shall include any affiliate of the undersigned Subscriber to which the rights under this Section 5 shall have been duly assigned.

(f) The Company shall indemnify and hold harmless Subscriber (to the extent a seller under the Registration Statement), its officers, directors, employees, members, managers, partners and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, employees, members, managers, partners and agents of such controlling persons to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or incorporated by reference therein), any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except (i) to the extent that such untrue statements or alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or (ii) Subscriber otherwise violated any federal or state securities law or any rule or regulation thereunder.

(g) Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware.

(h) If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 5(f) shall be individual, not joint and several, and in no event shall the liability of any Subscriber hereunder be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

6. Other Covenants.

(a) With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Subscriber to sell Subscribed Shares to the public without registration, the Company agrees, until Subscriber no longer holds Subscribed Shares, to use commercially reasonable efforts to:

i.	make and keep public information available, as those terms are understood and defined in Rule 144;

ii.

file with the Commission in a timely manner all reports and other documents required to be filed by the Company under Section 13 or Section 15(d) of the Exchange Act, for so long as the Company remains subject to such requirements and the filing of such reports and other documents is required to enable Subscriber to sell Subscribed Shares under Rule 144; and

iii.

furnish to Subscriber, upon request in connection with an anticipated sale of Subscribed Shares by Subscriber under Rule 144, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144(c), the Securities Act and the Exchange Act during the 12-month period preceding the date of such anticipated sale and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

(b) In connection with any sale or other disposition of the Subscribed Shares by the Subscriber pursuant to Rule 144 and upon compliance by the Subscriber with the requirements of this Section 6(b), if requested by the Subscriber, the Company shall cause the transfer agent for the Subscribed Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Subscribed Shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within five (5) trading days of any such request therefor from the Subscriber; provided that the Company and the Transfer Agent have timely received from the Subscriber customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Subscriber by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Subscriber may request that the Company remove any legend from the book entry position evidencing its Subscribed Shares and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of the Company’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Subscribed Shares (i) are subject to or have been or are about to be sold pursuant to an effective registration statement or (ii) have been or are about to be sold pursuant to Rule 144. If restrictive legends are no longer required for such Subscribed Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within five (5) trading days of any request therefor from the Subscriber accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) the mutual written agreement of the Company and Subscriber to terminate this Subscription Agreement and (c) the date that is 60 days after the Outside Deadline (as defined in the Merger Agreement as in effect on the date hereof, without giving effect to any amendment, modification or waiver of any provision thereof that would have the effect of extending the Outside Deadline to a later time); provided that nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof, and any monies paid by the Subscriber to the Company in connection herewith shall be promptly returned to the Subscriber within one (1) Business Day of such termination.

8. Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, that arises as a result of, in connection with or relating in any way to this Subscription Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (iii) will not seek recourse against the Trust Account for any Released Claims; provided however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated memorandum and articles of association in respect of any redemptions by Subscriber of its public Ordinary Shares of the Company acquired by any means other than pursuant to this Subscription Agreement.

9. Miscellaneous.

(a) The provisions of this Subscription Agreement shall be interpreted in accordance with the following definitions, which shall apply equally to the singular and plural forms of the terms defined. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The verb form of the word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “or” and “any” shall not be construed to be disjunctive but not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Unless the context requires otherwise, (i) references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of rules or regulations thereunder; (ii) the words “herein,” “hereto,” “hereby,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Subscription Agreement in its entirety and not to any particular provision hereof; and (iii) references to “Sections” shall be construed to refer to sections of this Subscription Agreement. “Writing”, “written” and comparable terms shall be deemed to refer to printing, typing or any other means (including e-mail and other electronic or digital media) of reproducing words in a visible form. Unless otherwise specified, the reference date for purposes of calculating any period shall be excluded from such calculation, but any period “from” or “through” a specified date shall commence or end, as applicable, on such specified date. Each party hereto acknowledges and agrees that it has been represented by legal counsel during, and has participated jointly with the other party hereto in, the negotiation and execution of this Subscription Agreement and waives the application of any law or rule of construction providing that ambiguities in a contract or other document or any provision thereof will be construed against the party that drafted such contract or other document or provision thereof.

(b) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given, delivered and received (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clause (i), (iii) or (iv) of this Section 9(b), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(b).

(c) Subscriber acknowledges that the Company, the Target and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware of any failure of any of its representations or warranties set forth herein to be true and correct, or any failure to perform or comply with any of its covenants set forth herein, in each case, such that the condition specified in Section 2(e)(i) or Section 2(e)(ii) would not be satisfied on the Closing Date.

(d) Each of the Company, the Target, the Placement Agents and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby.

(f) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder in connection with the consummation of the Transaction, including in connection with the consummation of the Domestication). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more funds or accounts managed by the investment manager or investment advisor that manages Subscriber (or an affiliate that controls, is controlled by or is under common control with such investment manager or investment advisor) or, with the Company’s prior written consent, to another person, provided, in each case, that any assignee agrees in writing to be bound by the terms hereof as if it were an original party hereto and that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

(g) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h) The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent reasonably available; provided that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations, (B) as requested by the staff of the Commission and (C) to the extent such disclosure is required by other laws, rules or regulations, any order of a governmental authority or under the rules or regulations of the Exchange. Subscriber acknowledges that the Company will file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(i) This Subscription Agreement may not be amended, modified, waived or terminated (other than as provided by and in accordance with Section 7) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, waiver, or termination is sought. Notwithstanding the foregoing, (i) no amendment, modification, or waiver of any provision of this Subscription Agreement, and (ii) no consent to termination of this Subscription Agreement (including pursuant to Section 7(b)), shall be effective unless and until consented to in writing by the Target.

(j) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties hereto, with respect to the subject matter hereof.

(k) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n) This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that (i) the Target is a third party beneficiary of this Subscription Agreement with respect to the rights of the Company hereunder and shall have the right to enforce, among other things, Subscriber’s obligation to fund the Purchase Price, (ii) the Placement Agents shall be intended third party beneficiaries of the representations and warranties of the Company in Section 3 hereof and of Subscriber in Section 4 hereof and of the provisions of Section 9 hereof applicable to it.

(o) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(p) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(q) EACH PARTY HERETO AND ANY PERSON IDENTIFIED AS A THIRD PARTY BENEFICIARY HEREUNDER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO OR ANY AFFILIATE OF SUCH OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO AGREE THAT ANY SUCH CLAIM OR CAUSE

OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(r) The parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware) (collectively the “Designated Courts”). Each party hereto hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereto hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties hereto also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(b) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties hereto have submitted to jurisdiction as set forth above.

(s) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or the Placement Agents. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber (i) in any press release or marketing materials without the prior written consent (including by e-mail) of Subscriber or (ii) in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the applicable securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the rules or regulations of the Exchange, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure.

(t) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber, any Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscriber or other investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscriber or other investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed, or caused to be executed by its duly authorized representative, this Subscription Agreement as of the date first set forth above.

Soaring Eagle Acquisition Corp.

By:
Name:
Title: Address for Notices:

[SUBSCRIBER]

By:
Name:
Title: Address for Notices:

Name in which Subscribed Shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[Signature Page to PIPE Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an institutional “accredited investor.”

** AND **

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any corporation, Massachusetts or similar business trust, limited liability company, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

[Specify which tests:                ]

SUBSCRIBER:
Print Name:

By:
Name:
Title: